Exhibit 99.1
Press Release

Compaq Computer Corporation
Worldwide Public Relations
20555 SH 249 MC110515
Houston, TX 77070-2698

Telephone 281-514-0484
Facsimilie 281-514-0641
Compaq.PR@Compaq.Com

Contact(s):      Arch Currid
                      Compaq Computer Corporation
                      281-514-0484
                      arch.currid@compaq.com

Compaq Reports First Quarter Results

Meets Revenue and EPS Guidance
Outlines Aggressive Go-To-Market Program

        HOUSTON, April 23, 2001 – Compaq Computer Corporation (NYSE: CPQ), a leading global provider of enterprise technology and solutions, today reported revenue of $9.2 billion for the first quarter ended March 31, 2001.

         Net income from operations for the quarter was $200 million, or $0.12 per diluted common share. Results exclude a one-time $249 million charge for restructuring actions, net investment income of $75 million, and related tax effects. Including the special items, the company reported net income of $78 million, or $0.05 per diluted common share.

        “Given the difficulties in this market environment, our first quarter performance reflects solid global execution,” said Michael Capellas, chairman and chief executive officer. “Total revenue was down three percent, or up one percent in constant currency. Outside the U.S., revenue grew 17 percent, offsetting weakness in U.S. markets — most notably consumer PCs.”

        In the same quarter last year, Compaq reported revenue of $9.5 billion and net income of $296 million, or $0.17 per diluted common share. Adjusted for a net after-tax gain of $44 million related to Compaq’s investment portfolio, earnings per diluted common share were $0.14.

        Global services revenue was up 4 percent from a year ago. Compaq’s enterprise business was down 2 percent from the same period last year, but saw particularly strong growth of 26 percent in enterprise storage. Outside the U.S., the company grew 17 percent year-over-year in constant currency, driven by enterprise growth of 29 percent, access growth of 15 percent and services growth of 8 percent. International sales accounted for 61 percent of the quarter’s revenue. Revenue in the company’s access business — which includes consumer and commercial personal computers — was down 7 percent.

         “The relative strength of our enterprise products and services reflects the fact that customers are looking for partners that can provide integrated solutions and put the pieces together to add real business value beyond the box,“ Capellas continued.

         Adjusted for currency, Europe, Middle East and Africa grew 14 percent, Japan grew 31 percent, Asia Pacific grew 29 percent, Latin America grew 17 percent and China grew 6 percent. North America revenue was down 17 percent.

        First quarter results include a $249 million charge, which expands previously announced restructuring. The restructuring activities will yield an annualized savings of approximately $500 million.

         Operating expense of $1.8 billion was essentially unchanged from a year ago, and was down 9 percent from the previous quarter. First quarter gross margin, as a percentage of revenue, was 22.7 percent, down slightly from a year ago. The decline was largely the result of pricing pressure in the U.S.

         “While we believe the second quarter will continue to be challenging, it also provides an opportunity to make significant improvements in our business model,” Capellas said. “We are aggressively focusing on five key improvement initiatives including additional reductions in our structural costs, permanent inventory reductions, aggressive pricing, increased investments in innovation and broadening our global services.

        “We are confident that these actions will strongly position us for improved results in the second half of this year and beyond,” Capellas concluded.

Company Background

        Compaq Computer Corporation, a Fortune Global 100 company, is a leading global provider of technology and solutions. Compaq designs, develops, manufactures, and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, communication products, and desktop and portable personal computers that are sold in more than 200 countries. Information on Compaq and its products and services is available at www.compaq.com.

     Compaq and the Compaq logo Registered in U.S. Patent and Trademark Office. This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: market conditions, particularly in North America, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays in the implementation of changes in delivery models. Further information on these factors and other factors that could affect Compaq’s financial results is included in Compaq’s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and the Quarterly Report on Form 10-Q, which will be filed shortly.

COMPAQ COMPUTER CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

                                                             March 31,         December 31,
(In millions, except par value)                                 2001               2000
==============================================================================================
                                                            (Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                               $     2,642        $     2,569
   Trade accounts receivable, net                                5,873              6,715
   Leases and other accounts receivable                          1,913              1,677
   Inventories                                                   2,023              2,161
   Other assets                                                  2,034              1,989
                                                          -----------------  -----------------
      Total current assets                                       14,485             15,111

Property, plant and equipment, net                               3,453              3,431
Other assets, net                                                5,939              6,314
                                                          -----------------  -----------------
         Total assets                                     $     23,877        $    24,856
                                                          =================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term borrowings                                  $        650        $       711
   Accounts payable                                              3,845              4,233
   Deferred income                                               1,193              1,089
   Other liabilities                                             5,008              5,516
                                                          -----------------  -----------------
     Total current liabilities                                  10,696             11,549
                                                          -----------------  -----------------

Long-term debt                                                     575                575
                                                          -----------------  -----------------
Postretirement and other postemployment benefits                   647                652
                                                          -----------------  -----------------
Commitments and contingencies
                                                          -----------------  -----------------
Stockholders' equity:
   Preferred stock, $.01 par value
     Shares authorized:  10 million; shares issued:  none           --                    --
   Common stock and capital in excess of $.01 par value
     Shares authorized:  3 billion
     Shares issued:  March 31, 2001 - 1,746 million;
       December 31, 2000 - 1,742 million                         8,085                 8,039
   Retained earnings                                             5,383                 5,347
   Accumulated other comprehensive income (loss)                   (88)                   27
   Treasury stock (shares:  March 31, 2001 - 59 million;
       December 31, 2000 - 53 million)                          (1,421)               (1,333)
                                                          -----------------     -----------------
     Total stockholders' equity                                 11,959                12,080
                                                          -----------------     -----------------
       Total liabilities and stockholders' equity         $     23,877           $    24,856
                                                          =================     =================

COMPAQ COMPUTER CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

                                                                 Three months ended March 31,
                                                            ----------------- --- -----------------
(In millions, except per share amounts)                           2001                  2000
===================================================================================================
Revenue:
   Products                                                 $      7,496          $      7,812
   Services                                                        1,701                 1,693
                                                            -----------------     -----------------
     Total revenue                                                 9,197                 9,505
                                                            -----------------     -----------------
Cost of sales:
   Products                                                        5,893                 6,108
   Services                                                        1,212                 1,213
                                                            -----------------     -----------------
     Total cost of sales                                           7,105                 7,321
                                                            -----------------     -----------------

Selling, general and administrative                                1,438                 1,401
Research and development                                             364                   356
Restructuring and related charges                                    249                    --
Other (income) expense, net                                          (70)                  (46)
                                                            -----------------     -----------------
                                                                   1,981                 1,711
                                                            -----------------     -----------------

Income before income taxes                                           111                   473
Provision for income taxes                                            33                   151
                                                            -----------------     -----------------
Income before cumulative effect of accounting change                  78                   322
Cumulative effect of accounting change, net of tax                    --                   (26)
                                                            -----------------     -----------------
Net income                                                  $         78          $        296
                                                            =================     =================

Earnings per common share:
Basic:
  Before cumulative effect of accounting change             $       0.05          $       0.19
  Cumulative effect of accounting change, net of tax                  --                  0.02
                                                            -----------------     -----------------
                                                            $       0.05          $       0.17
                                                            =================     =================
Diluted:
  Before cumulative effect of accounting change             $       0.05          $       0.19
  Cumulative effect of accounting change, net of tax                  --                  0.02
                                                            -----------------     -----------------
                                                            $       0.05          $       0.17
                                                            =================     =================

Shares used in computing earnings per common share:
  Basic                                                            1,685                 1,697
  Diluted                                                          1,712                 1,740

COMPAQ COMPUTER CORPORATION

SEGMENT INFORMATION

(Unaudited)

                                  Three months ended March 31,
(In millions)                         2001             2000
=============================================================

Enterprise Computing
   Revenue                          $   2,908   $   2,953
   Operating income                       132         262
Access
   Revenue                              4,374       4,704
   Operating income (loss)                (82)         15
Compaq Global Services
   Revenue                              1,935       1,863
   Operating income                       254         212
Segment Eliminations and Other
   Revenue                                (20)        (15)
   Operating income                        20           3
Consolidated Segment Totals
   Revenue                          $   9,197   $   9,505
   Operating income                 $     324   $     492

A reconciliation of Compaq's consolidated segment operating income to consolidated income before provision for income taxes follows:
                                            Three months ended March 31,
(In millions)                                  2001           2000
============================================================================

Consolidated segment operating income      $     324       $    492
Unallocated corporate expenses                   (34)           (65)
Restructuring and related charges               (249)            --
Other income (expense)                            70             46
                                           -------------   --------------
Income before provision for income taxes   $     111       $    473
                                           =============   ==============